UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2018 (January 12, 2018)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

As previously announced, on June 30, 2017, OceanFirst Financial Corp. (the “Company”) and Sun Bancorp, Inc. (“Sun”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sun and the Company will merge through a two-step merger (the “Transaction”).

On January 12, 2018, the Company and Sun issued a joint press release announcing that the election deadline for record holders of shares of Sun’s common stock (as well as holders of Sun restricted stock awards and restricted stock unit awards) to elect the form of consideration they wish to receive in the Transaction, subject to the allocation and proration procedures set forth in the Merger Agreement, is 5:00 p.m. Eastern time on January 29, 2018, which is based on the current expectation that the Transaction will be completed on January 31, 2018, as previously disclosed. The completion of the Transaction remains subject to the satisfaction of customary closing conditions. A copy of the joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Joint Press Release, dated January 12, 2018

Cautionary Notes on Forward-Looking Statements

This report contains forward-looking statements. These forward-looking statements may include: management plans relating to the Transaction; the expected timing of the completion of the Transaction; the ability to complete the Transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. The Company does not assume any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in Sun’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, those included under Item 1A “Risk Factors” in Sun’s most recent Quarterly Report on Form 10-Q, those disclosed in the Company’s and Sun’s respective other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Transaction may not be timely completed, if at all; that prior to the completion of the Transaction or thereafter, the Company’s and Sun’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that outstanding customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers, employees and other constituents to the Transaction; and diversion of management time on merger-related matters. For any forward-looking statements made in this report or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Proposed Transaction

This report is being made in respect of the proposed Transaction involving the Company and Sun. This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed Transaction, the Company has filed with the SEC and the SEC has declared effective, a definitive Registration Statement (File No. 333-220235) on Form S-4, as amended by that certain Amendment No. 1 to Form S-4, containing a joint proxy statement/prospectus and other documents regarding the proposed Transaction. Before making any investment decision, the respective investors and stockholders of the Company and Sun are urged to carefully read the entire joint proxy statement/prospectus that the Company and Sun have mailed to their respective stockholders and any other relevant documents filed by either company with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Sun and the proposed Transaction. Copies of the joint proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08753, Attn: Jill Apito Hewitt, Senior Vice President and Investor Relations Officer.

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release dated January 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2018

OCEANFIRST FINANCIAL CORP.

/s/ Steven J. Tsimbinos
Name: Steven J. Tsimbinos
Title: Executive Vice President, General Counsel & Corporate Secretary